Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 of our report dated April 24, 2017 relating to the statutory basis financial statements of the National Life Insurance Company, which appears in such Statement of Additional Information. We also hereby consent to the use of our report dated February 22, 2017 relating to the consolidated financial statements of NLV Financial Corporation and our report dated April 26, 2017 relating to the financial statements of the National Variable Life Insurance Account, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2017

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us